Exhibit 99.2
                        BOUNCEBACK TECHNOLOGIES.COM, INC.

                             Secured Promissory Note

Minneapolis, Minnesota                                          January 2, 2003

         FOR VALUE RECEIVED, BounceBack Technologies.com, Inc., a Minnesota corporation, f/k/a Casino Resource Corporation ("Maker"), promises to pay to the order of David Reese, an individual resident of the State of Nevada ("Holder"), in lawful money of the United States of America, the principal sum of Five Hundred Thousand and no/100 Dollars ($500,000.00) plus Capitalized Interest (as defined in the Agreement) (collectively, the "Principal Balance"), together with interest thereon at the rate of thirty percent (30%) per annum compounded annually (the "Applicable Rate"), and Additional Interest (as defined in the Agreement), if any, in the manner provided below.

         Interest at the Applicable Rate will be calculated on the basis of a year of 365 or 366 days, as applicable, and charged for the actual number of days elapsed. All payments shall be applied first to protective advances made by Holder with respect to the Collateral which have not been not promptly repaid to Holder, second, to attorneys' fees and other collection costs, together with interest at the Applicable Rate, third, to accrued interest at the Applicable Rate, fourth, to accrued Additional Interest, and finally to the Principal Balance outstanding; provided, however, that any prepayment shall be applied in the inverse order of maturities.

         This Note has been executed and delivered pursuant to and in accordance with the terms and conditions of the Loan Agreement, dated January 2, 2003, by and between Maker and Holder (the "Agreement"), and is subject to and entitled to the benefits of the terms and conditions of the Agreement, which are, by this reference, incorporated herein and made a part hereof. Capitalized terms used in this Note without definition will have the respective meanings set forth in the Agreement.

1.       PRINCIPAL AND INTEREST.

         Payments of the Principal Balance, together with the interest thereon at the Applicable Rate and Additional Interest (if any), will be due and payable as provided in the Agreement.

2. MANNER OF PAYMENT.

         All payments of the Principal Balance, together with interest and Additional Interest (if any), on this Note will be made by wire transfer of immediately available funds to an account designated by Holder in writing.

3.       EVENTS OF DEFAULT.

         The occurrence of any Event of Default under the Agreement shall constitute an event of default hereunder. Upon an Event of Default, Holder shall have the remedies set forth in the Agreement.


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4.       MISCELLANEOUS.

         4.1 Waiver and Amendment. The rights and remedies of Holder under this Note will be cumulative and not alternative. No waiver by Holder of any right or remedy under this Note will be effective unless in a writing signed by Holder. Neither the failure nor any delay in exercising any right, power or privilege under this Note will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Holder will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right of Holder arising out of this Note can be discharged by Holder, in whole or in part, by a waiver or renunciation of the claim or right unless in a writing, signed by Holder; (b) no waiver that may be given by Holder will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on Maker will be deemed to be a waiver of any obligation of Maker or of the right of Holder to take further action without notice or demand as provided in this Note. Maker hereby waives presentment, demand, protest and notice of dishonor and protest.

         4.2 Notices. Any notices, consents, waivers and other communications required or permitted to be given hereunder will be given in accordance with
Section 10.6 of the Agreement.

         4.3 Severability. If any provision in this Note is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Note will remain in full force and effect. Any provision of this Note held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         4.4 Parties in Interest; Assignment. This Note will bind Maker and its successors and assigns and inure to the benefit of Holder and his successors and assigns.

         4.5 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Minnesota, excluding that body of law relating to conflict of laws. THE MAKER HEREBY CONSENTS TO THE EXCLUSIVE
JURISDICTION OF ANY STATE OR FEDERAL COURT SITUATED IN HENNEPIN COUNTY, MINNESOTA, AND WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS WITH REGARD TO ANY ACTIONS, CLAIMS, DISPUTES OR PROCEEDINGS RELATING TO THIS NOTE, THE COLLATERAL, OR ANY OTHER LOAN DOCUMENT, OR ANY TRANSACTIONS ARISING THEREFROM, OR ENFORCEMENT AND/OR INTERPRETATION OF ANY OF THE FOREGOING. Nothing herein will affect the Holder's rights to serve process in any manner permitted by law, or limit the Holder's rights to bring proceedings against the Maker in the competent courts of any other jurisdiction(s).

         4.6 Construction. The headings of Sections in this Note are provided for convenience only and will not affect its construction or interpretation. All words used in this Note will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the words "hereof" and "hereunder" and similar references refer to this Note in its entirety and not to any specific section or subsection hereof.


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         5.7 WAIVER OF JURY TRIAL. MAKER ACKNOWLEDGES THAT THE RIGHT TO TRIAL BY
JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED AND THAT THE TIME AND EXPENSE REQUIRED FOR A TRIAL BY A JURY MAY EXCEED THE TIME AND EXPENSE REQUIRED FOR TRIAL WITHOUT A JURY. THE MAKER, AFTER CONSULTING (OR HAVING HAD THE
OPPORTUNITY  TO  CONSULT)  WITH  COUNSEL  OF  MAKER'S   CHOICE,   KNOWINGLY  AND
VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF HOLDER AND MAKER, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS NOTE, ANY RELATED AGREEMENTS, OR OBLIGATIONS THEREUNDER. THE MAKER HAS READ ALL OF THIS NOTE AND UNDERSTANDS ALL OF THE PROVISIONS OF THIS NOTE. THE MAKER ALSO AGREES THAT COMPLIANCE BY THE HOLDER WITH THE EXPRESS PROVISIONS OF THIS NOTE SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

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         IN WITNESS  WHEREOF,  Maker has caused  this Note to be issued this 2nd day of January, 2003.

                                          BOUNCEBACK TECHNOLOGIES.COM, INC.

                                          By: /s/ Jack Pilger
                                              --------------------------------
                                          Jack Pilger, Chief Executive Officer


        [Signature page to Secured Promissory Note payable by BounceBack
                     Technologies.com, Inc. to David Reese.]